Exhibit 21
SUBSIDIARIES OF HUNTINGTON BANCSHARES INCORPORATED
The direct and indirect subsidiaries of Huntington Bancshares Incorporated at December 31, 2005, are listed below. The state or jurisdiction of incorporation or organization of each subsidiary (unless otherwise noted) is Ohio.
The Huntington National Bank (United States)
41 South High Ltd.**
7575 Corporation
Allen Edwin Home Mortgage, LLC **
Bosgraaf Capital Company, LLC**
Distinctive Mortgage Company, LLC**
East Sound Realty, Inc.
First Sunset Development, Inc.
Forty-One Corporation
Fourteen Corporation
HMC Reinsurance Company (Vermont)
HNB 2000-B (NQ) LLC (Delaware)
HNB 2000-B (Q) LLC (Delaware)
HNB Clearing, Inc.
HNB I LLC (Delaware)
HPCDS, Inc. (Nevada)
HPCKAL, LLC (Nevada)
HPCLI, Inc.
Huntington Asset Advisors, Inc.
Huntington Auto Trust 2000-B (Delaware)***
Huntington Capital Financing Holdings I, Inc. (Nevada)
Huntington Capital Financing Holdings II, Inc. (Nevada)
Huntington Capital Financing Holdings III, Inc. (Nevada)
Huntington Capital Financing, LLC (Nevada)
Huntington Kentucky, LLC (Kentucky)
Huntington LT (Delaware)
Huntington Merchant Services, L.L.C. (Delaware)**
Huntington Municipal Fund I, Inc.
Huntington Municipal Fund II, Inc.
Huntington Municipal Securities, Inc. (Nevada)*
Huntington Mortgage Capital Holdings, Inc.
Huntington Mortgage Capital, LLC**
Huntington Preferred Capital Holdings, Inc. (Indiana)*
Huntington Preferred Capital II, Inc.
Huntington Preferred Capital, Inc.
Huntington Residential Mortgage Securities, Inc.
Huntington Trade Services, Asia, Limited (Hong Kong)*
Huntington Trade Services, Inc.
Huntington West, Inc. (Delaware)
Huntington West II, Inc. (Nevada)
Inner City Partnerships, LLC**
Joshua Financial Services, LLC**
LeaseNet Group, LLC
Lodestone Realty Management, Inc.
Rate Risk Management Advisors, LLC
SFA Holding, Inc.
STB Auto Exchange, LLC
The Check Exchange System Co.**
The Huntington Investment Company
The Huntington Leasing Company
Thirty-Seven Corporation
Traverse West, Inc. (Michigan)

Vehicle Reliance Company
Village Communities Financial Services, LLC**
WS Realty, Inc.
Arbors Apartments LLC
Arbors of Dublin LLC
CB&T Capital Investment Company (West Virginia)
Cheyenne Mountain/DEC LLC
Cheyenne Mountain Apartments LLC
Haberer Registered Investment Advisor, Inc.
HBI Title Services, Inc.
Heritage Service Corporation
HPC Holdings-II, Inc. (Indiana)
HREIC Arbors, LLC
HREIC Cheyenne, LLC
HREIC Sterling, LLC
Huntington Bancshares Financial Corporation
Huntington Bancshares Florida, Inc.
Huntington Capital Corp.
Huntington Capital I (Delaware)
Huntington Capital II (Delaware)
Huntington Capital III (Delaware)
Huntington Capital IV (Delaware)
Huntington Capital V (Delaware)
Huntington Capital VI (Delaware)
Huntington Credit Reinsurance Company (Arizona)**
Huntington Insurance Agency Services, Inc.
Huntington Life Insurance Agency, Inc.
Huntington Mezzanine Opportunities Inc.
Huntington Property and Casualty Insurance Agency, Inc.
Huntington Title Services, Inc. (Florida)
Mezzanine Opportunities LLC**
Planeton LP (Cayman Islands)
Synoran LLC (Delaware)**
The Huntington Capital Investment Company
The Huntington Community Development Corporation
The Huntington National Life Insurance Company (Arizona)**
The Huntington Real Estate Investment Company
WMR e-Banc Holdings LLC**
WMR e-PIN LLC**

*	- Owned jointly between The Huntington National Bank and Huntington Bancshares Incorporated.
**	- Less than 100% owned.
***	- Owned by HNB 2000-B (Q) LLC and HNB 2000-B (NQ) LLC in proportion to assets sold.